SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2004

Nash Finch Company

(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Edina, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

Item 7.	Financial Statements and Exhibits

	(c)	Exhibits: The following exhibit is furnished as part of this report:

	Exhibit No.	Description

	99.1	Press release of Nash Finch Company dated May 19, 2004

Item 9.	Regulation FD Disclosure

                On May 19, 2004, Nash Finch Company (“Nash Finch”) issued a press release announcing that it will exit its Buy•n•Save and Avanza retail formats, and will also close ten conventional retail outlets, primarily operating under the EconoFoods banner.  Nash Finch indicated that it plans to close its five Buy•n•Save outlets and three Avanza outlets located in Chicago and Pueblo, Colorado, and that it intends to seek purchasers for its three Denver area Avanza stores.  The press release announcing these developments is furnished herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH FINCH COMPANY

Date: May 19, 2004	By:	/s/ Robert B. Dimond
		Name:	Robert B. Dimond
		Title:	Executive Vice President and
Chief Financial Officer

NASH FINCH COMPANY

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED MAY 19, 2004

Exhibit No.	Description	Method of Filing

99.1	Press release of Nash Finch Company dated May 19, 2004	Furnished herewith